Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

Packing Slip

November 15, 2011
Page 1 of 1

VR Holdings Inc.
1615 Chester Rd
Chester, MD 21619

Batch Number: **39709754**
Client ID: **368868120**

Batch Date: **11-14-2011**
Return Method: **Mail**

Document Number	Document Detail	Number / Name	Page Count	Fee
397097540002	**Certificate of Formation**	**VRH MERGER SUB, INC.**	**0**	**$300.00**
			Total Fees:	**$300.00**

Payment Type	Payment Status	Payment Reference	Amount
Check	**Received**	**2756**	**$300.00**
		Total:	**$300.00**

Total Amount Charged to Client Account: **$0.00**
(Applies to documents or orders where Client Account is the payment method)

Note: This is not a bill. Please do not send any payments until the monthly statement is received. Any amount credited to Client Account may be refunded upon request. Refunds (if applicable) will be processed within 10 business days. Acknowledgement of Filing Document(s) (if present) is attached.

User ID: JMARCHIONE

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

November 15, 2011

VR Holdings Inc.
1615 Chester Rd
Chester, MD 21619 USA

RE: VRH MERGER SUB, INC.
File Number: 801507656

It has been our pleasure to file the certificate of formation and issue the enclosed certificate of filing evidencing the existence of the newly created domestic for-profit corporation.

Unless exempted, the entity formed is subject to state tax laws, including franchise tax laws. Shortly, the Comptroller of Public Accounts will be contacting the entity at its registered office for information that will assist the Comptroller in setting up the franchise tax account for the entity. Information about franchise tax, and contact information for the Comptroller's office, is available on their web site at http://window.state.tx.us/taxinfo/franchise/index.html.

The entity formed does not file annual reports with the Secretary of State. Documents will be filed with the Secretary of State if the entity needs to amend one of the provisions in its certificate of formation. It is important for the entity to continuously maintain a registered agent and office in Texas. Failure to maintain an agent or office or file a change to the information in Texas may result in the involuntary termination of the entity.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
(512) 463-5555

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrad
Secretary of Stat

Office of the Secretary of State

CERTIFICATE OF FILING
OF

VRH MERGER SUB, INC.
File Number: 801507656

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 11/14/2011

Effective: 11/14/2011

Hope Andrade
Secretary of State

Form 201
(Revised 05/11)
Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: $300

Certificate of Formation
For-Profit Corporation

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
NOV 14 2011
Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

VRH MERGER SUB, INC.

The name must contain the word "corporation," "company," "incorporated," "limited" or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☐ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

OR

☒ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix
Zane		Russell	

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
925 South Mason, Suite 375	Katy	TX	77450

Article 3 – Directors

(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

First Name	M.I.	Last Name			Suffix
Zane		Russell			
Street or Mailing Address	**City**	**State**	**Zip Code**		**Country**
925 South Mason, Suite 375	Katy	TX	77450		USA

Director 2					
J.	Michael	Moore			
First Name	*M.I.*	*Last Name*			*Suffix*
925 South Mason, Suite 375	Katy		TX	77450	USA
Street or Mailing Address	*City*		*State*	*Zip Code*	*Country*

Director 3					
First Name	*M.I.*	*Last Name*			*Suffix*
Street or Mailing Address	*City*		*State*	*Zip Code*	*Country*

Article 4 – Authorized Shares

(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is: 1,000

☒ A. The par value of each of the authorized shares is: $0.01

OR

☐ B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer:

John E. Baker
Name

1615 Chester Road	Chester	MD	21619
Street or Mailing Address	*City*	*State*	*Zip Code*

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: NOV 10, 2011

John E. Baker
Signature of organizer

John E. Baker
Printed or typed name of organizer